UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2025

FIRST NORTHWEST BANCORP

(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	FNWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of President, Chief Executive Officer and Board Member

On July 9, 2025, First Northwest Bancorp (“First Northwest”) and its wholly owned subsidiary First Fed Bank (“First Fed” and, together with First Northwest, the “Company”) announced that the boards of directors of First Northwest and First Fed (the “Boards”) and Matthew P. Deines, the President and Chief Executive Officer of First Northwest and First Fed and a member of the Boards, have mutually agreed that Mr. Deines will resign as President and Chief Executive Officer and as a member of the Boards, effective as of July 12, 2025. Mr. Deines’ departure is not a result of any disagreement with the Company or the Boards.

In connection with Mr. Deines’ departure, First Northwest, First Fed and Mr. Deines entered into an Executive Separation and Release Agreement, dated as of July 9, 2025 (the “Separation Agreement”). Pursuant to the Separation Agreement, the Company has agreed to provide Mr. Deines severance of $515,000, which is equal to one year of his base salary, and an amount equal to 90 days of COBRA premiums. In addition, the Separation Agreement provides that all unvested equity awards held by Mr. Deines will be forfeited without payment, except 5,996 restricted shares granted on March 7, 2025, which will immediately vest in full. Mr. Deines has also agreed to assist and cooperate with the Company to ensure a smooth transition, and will be paid an hourly rate of $250 for certain assistance. The Separation Agreement contains other customary provisions, including a release of all claims and non-solicitation, non-competition and non-disparagement provisions. The foregoing description of the Separation Agreement is a summary and is qualified in its entirety by reference to the text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Interim Chief Executive Officer

In connection with Mr. Deines’ departure, the Boards appointed Geraldine L. Bullard, current Executive Vice President and Chief Operating Officer of the Company, as the Interim Chief Executive Officer of First Northwest and First Fed, effective as of July 13, 2025. In addition to her service as Interim Chief Executive Officer, Ms. Bullard will continue to serve as Executive Vice President and Chief Operating Officer of the Company.

The Boards have engaged a leading executive search firm to assist with the process of identifying a replacement Chief Executive Officer. Ms. Bullard is expected to serve as the Interim Chief Executive Officer until a new Chief Executive Officer is appointed.

Ms. Bullard, age 60, has served as Executive Vice President and Chief Operating Officer of the Company since October 2023, and also previously served as the Company’s Chief Financial Officer between March 2020 and March 2025. Ms. Bullard joined First Fed as Senior Vice President and Treasurer in January 2020. Prior to joining First Fed, Ms. Bullard served as Controller at Salal Credit Union, located in Seattle, from August 2018 to January 2020, as Chief Financial Officer of First Sound Bank, also in Seattle, from February 2017 to August 2018, and as Controller at Sound Community Bank from October 2015 to February 2017. Ms. Bullard also served as a bank examiner for the State of Idaho. She holds a Bachelor of Science degree from Humboldt State University, is a graduate of the Pacific Coast Banking School at the University of Washington, and is a licensed CPA.

Ms. Bullard does not have an interest in any related person transactions requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Ms. Bullard and any of the Company’s directors or other executive officers. There are no arrangements or understandings between Ms. Bullard and any other persons or entities pursuant to which she has been appointed Interim Chief Executive Officer.

In connection with Ms. Bullard’s appointment as Interim Chief Executive Officer, on July 9, 2025, the Company and Ms. Bullard entered into a letter agreement (the “Letter Agreement”). Pursuant to the Letter Agreement, (i) Ms. Bullard's salary will be increased by an annual rate of $143,000, to an annual rate of $498,000, during her tenure as Interim Chief Executive Officer, for a period not to exceed 12 months, (ii) if she remains continuously employed by the Company through the 61st day following the start of a new Chief Executive Officer, Ms. Bullard will receive a retention bonus of $250,000, and (iii) Ms. Bullard will receive a grant of 7,500 shares of restricted stock pursuant to the First Northwest 2020 Equity Incentive Plan, which will vest in full 12 months from the effective date of Ms. Bullard's appointment as Interim Chief Executive Officer, provided no disqualifying termination (as defined in the Letter Agreement) has occurred prior to such date. The foregoing description of the Letter Agreement is a summary and is qualified in its entirety by reference to the text of the Letter Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Retirement of Chief Banking Officer

On July 2, 2025, Christopher W. Neros, Executive Vice President and Chief Banking Officer of First Fed, informed the Company that he had decided to retire effective immediately.

Item 7.01 Regulation FD Disclosure

On July 9, 2025, First Northwest issued a press release regarding the Chief Executive Officer transition described in this Current Report on Form 8-K. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This information (including Exhibit 99.1) is being furnished under Item 7.01 hereof and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Separation and Release Agreement, dated as of July 9, 2025, between the Company and Matthew P. Deines.
10.2	Letter Agreement, dated as of July 9, 2025, between the Company and Geraldine L. Bullard.
99.1	Press Release dated July 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date:	July 9, 2025	/s/ Geraldine L. Bullard
Geraldine L. Bullard
Executive Vice President and Chief Operating Officer